                                                                      Exhibit 21

PAXSON COMMUNICATIONS CORPORATION
LIST OF SUBSIDIARIES

                   NAME                              STATE OF INCORPORATION
America 51, L.P.                                             Delaware LP
Bud Hits, Inc.                                               Florida
Bud Songs, Inc.                                              Florida
CAP Communications License of New London, Inc.               Florida
CAP Communications of New London, Inc.                       Florida
CAP Communications, Inc.                                     Florida
Channel 29 of Charleston, Inc.                               Delaware
Channel 56 of Orlando, Inc.                                  Florida
Channel 64 of Scranton, Inc.                                 Delaware
Channel 66 of Tampa, Inc.                                    Florida
Clearlake Productions, Inc.                                  Florida
Cocola Media Corporation of Florida (1)                      Delaware
Cocola Media Corporation of San Francisco, Inc.              California
DP Media, Inc.                                               Florida
DP Media License of Battle Creek, Inc.                       Florida
DP Media License of Boston, Inc.                             Florida
DP Media License of Martinsburg, Inc.                        Florida
DP Media License of Milwaukee, Inc.                          Florida
DP Media License of Raleigh Durham, Inc.                     Florida
DP Media License of St. Louis, Inc.                          Florida
DP Media of Battle Creek, Inc.                               Florida
DP Media of Boston, Inc.                                     Florida
DP Media of Martinsburg, Inc.                                Florida
DP Media of Milwaukee, Inc.                                  Florida
DP Media of Raleigh Durham, Inc.                             Florida
DP Media of St. Louis, Inc.                                  Florida
Hispanic Broadcasting, Inc.                                  Florida
Infomall Cable Network, Inc.                                 Delaware
Iron Mountain Productions, Inc.                              Florida
Ocean State Television, LLC                                  Delaware LLC
PAX Hits Publishing, Inc.                                    Florida
PAX Internet, Inc.                                           Florida
PAX Net Television Productions, Inc.                         Florida
PAX Net, Inc.                                                Delaware
Paxson Akron License, Inc.                                   Florida
Paxson Albany License, Inc.                                  Florida
Paxson Albuquerque License, Inc.                             Florida
Paxson Atlanta License, Inc.                                 Florida
Paxson Birmingham License, Inc.                              Florida
Paxson Boston License, Inc.                                  Florida
Paxson Boston-68 License, Inc.                               Florida
Paxson Buffalo License, Inc.                                 Florida
Paxson Cedar Rapids License, Inc.                            Florida
Paxson Charleston License, Inc.                              Florida

                   NAME                              STATE OF INCORPORATION
Paxson Chicago License, Inc.                                 Florida
Paxson Communications License Company, LLC                   Delaware LLC
Paxson Communications LPTV, Inc.                             Florida
Paxson Communications Management Company, Inc.               Florida
Paxson Communications of Akron-23, Inc.                      Florida
Paxson Communications of Albany-55, Inc.                     Florida
Paxson Communications of Albuquerque-14, Inc.                Florida
Paxson Communications of Atlanta-14, Inc.                    Florida
Paxson Communications of Battle Creek-43, Inc.               Florida
Paxson Communications of Birmingham-44, Inc.                 Florida
Paxson Communications of Boston-46, Inc.                     Florida
Paxson Communications of Boston-60, Inc.                     Florida
Paxson Communications of Boston-68, Inc.                     Florida
Paxson Communications of Buffalo-51, Inc.                    Florida
Paxson Communications of Cedar Rapids-48, Inc.               Florida
Paxson Communications of Charleston-29, Inc.                 Florida
Paxson Communications of Chicago-38, Inc.                    Florida
Paxson Communications of Dallas-68, Inc.                     Florida
Paxson Communications of Davenport-67, Inc.                  Florida
Paxson Communications of Denver-59, Inc.                     Florida
Paxson Communications of Des Moines-39, Inc.                 Florida
Paxson Communications of Detroit-31, Inc.                    Florida
Paxson Communications of Fayetteville-62, Inc.               Florida
Paxson Communications of Fresno-61, Inc.                     Florida
Paxson Communications of Greensboro-16, Inc.                 Florida
Paxson Communications of Greenville-38, Inc.                 Florida
Paxson Communications of Honolulu-66, Inc.                   Florida
Paxson Communications of Houston-49, Inc.                    Florida
Paxson Communications of Indianapolis-63, Inc.               Florida
Paxson Communications of Jacksonville-21, Inc.               Florida
Paxson Communications of Jacksonville-35, Inc.               Florida
Paxson Communications of Kansas City-50, Inc.                Florida
Paxson Communications of Knoxville-54, Inc.                  Florida
Paxson Communications of Lexington-67, Inc.                  Florida
Paxson Communications of Little Rock-42, Inc.                Florida
Paxson Communications of Los Angeles-30, Inc.                Florida
Paxson Communications of Los Angeles-63, Inc.                Florida
Paxson Communications of Louisville-21, Inc.                 Florida
Paxson Communications of Memphis-50, Inc.                    Florida
Paxson Communications of Miami-35, Inc.                      Florida
Paxson Communications of Milwaukee-55, Inc.                  Florida
Paxson Communications of Minneapolis-41, Inc.                Florida
Paxson Communications of Mobile-61, Inc.                     Florida
Paxson Communications of Nashville-28, Inc.                  Florida
Paxson Communications of New London-26, Inc.                 Florida
Paxson Communications of New Orleans-49, Inc.                Florida
Paxson Communications of New York-31, Inc.                   Florida
Paxson Communications of Norfolk-49, Inc.                    Florida

                   NAME                              STATE OF INCORPORATION
Paxson Communications of Odessa-30, Inc.                     Florida
Paxson Communications of Oklahoma City-62, Inc.              Florida
Paxson Communications of Orlando-56, Inc.                    Florida
Paxson Communications of Philadelphia-61, Inc.               Florida
Paxson Communications of Phoenix-13, Inc.                    Florida
Paxson Communications of Phoenix-51, Inc.                    Florida
Paxson Communications of Pittsburgh-40, Inc.                 Florida
Paxson Communications of Portland-22, Inc.                   Florida
Paxson Communications of Portland-23, Inc.                   Florida
Paxson Communications of Providence-69, Inc.                 Florida
Paxson Communications of Raleigh-Durham-47, Inc.             Florida
Paxson Communications of Roanoke-38, Inc.                    Florida
Paxson Communications of Sacramento-29, Inc.                 Florida
Paxson Communications of Salt Lake City-30, Inc.             Florida
Paxson Communications of San Antonio-26, Inc.                Florida
Paxson Communications of San Jose-65, Inc.                   Florida
Paxson Communications of San Juan, Inc.                      Florida
Paxson Communications of Scranton-64, Inc.                   Florida
Paxson Communications of Seattle-33, Inc.                    Florida
Paxson Communications of Shreveport-21, Inc.                 Florida
Paxson Communications of Spokane-34, Inc.                    Florida
Paxson Communications of St. Croix-15, Inc.                  Florida
Paxson Communications of St. Louis-13, Inc.                  Florida
Paxson Communications of Syracuse-56, Inc.                   Florida
Paxson Communications of Tampa-66, Inc.                      Florida
Paxson Communications of Tucson-46, Inc.                     Florida
Paxson Communications of Tulsa-44, Inc.                      Florida
Paxson Communications of Washington-60, Inc.                 Florida
Paxson Communications of Washington-66, Inc.                 Florida
Paxson Communications of Wausau-46, Inc.                     Florida
Paxson Communications of West Palm Beach-67, Inc.            Florida
Paxson Communications Television, Inc.                       Florida
Paxson Communications Unrestricted Holdings, Inc.            Delaware
Paxson Dallas License, Inc.                                  Florida
Paxson Davenport License, Inc.                               Florida
Paxson Denver License, Inc.                                  Florida
Paxson Des Moines License, Inc.                              Florida
Paxson Detroit License, Inc.                                 Florida
Paxson Development, Inc.                                     Florida
Paxson Fayetteville License, Inc.                            Florida
Paxson Fresno License, Inc.                                  Florida
Paxson Greensboro License, Inc.                              Florida
Paxson Greenville License, Inc.                              Florida
Paxson Hawaii License, Inc.                                  Florida
Paxson Houston License, Inc.                                 Florida
Paxson Jacksonville License, Inc.                            Florida
Paxson Jax License, Inc.                                     Florida
Paxson Kansas City License, Inc.                             Florida

                   NAME                              STATE OF INCORPORATION
Paxson Knoxville License, Inc.                               Florida
Paxson Lexington License, Inc.                               Florida
Paxson Los Angeles License, Inc.                             Florida
Paxson Merchandising & Licensing, Inc.                       Florida
Paxson Miami-35 License, Inc.                                Florida
Paxson Minneapolis License, Inc.                             Florida
Paxson Mobile License, Inc.                                  Florida
Paxson New York License, Inc.                                Florida
Paxson Norfolk License, Inc.                                 Florida
Paxson Oklahoma City License, Inc.                           Florida
Paxson Orlando License, Inc.                                 Florida
Paxson Philadelphia License, Inc.                            Florida
Paxson Phoenix License, Inc.                                 Florida
Paxson Portland License, Inc.                                Florida
Paxson Productions, Inc.                                     Florida
Paxson Roanoke License, Inc.                                 Florida
Paxson Sacramento License, Inc.                              Florida
Paxson Salem License, Inc.                                   Florida
Paxson Salt Lake City License, Inc.                          Florida
Paxson San Antonio License, Inc.                             Florida
Paxson San Jose License, Inc.                                Florida
Paxson Scranton License, Inc.                                Florida
Paxson Seattle License, Inc.                                 Florida
Paxson Shreveport License, Inc.                              Florida
Paxson Spokane License, Inc.                                 Florida
Paxson Sports of Miami, Inc.                                 Florida
Paxson St. Croix License, Inc.                               Florida
Paxson Syracuse License, Inc.                                Florida
Paxson Tampa-66 License, Inc.                                Florida
Paxson Television Productions, Inc.                          Florida
Paxson Television, Inc.                                      Florida
Paxson Tennessee License, Inc.                               Florida
Paxson Tulsa License, Inc.                                   Florida
Paxson Washington License, Inc.                              Florida
Paxson Wausau License, Inc.                                  Florida
PCC Direct, Inc.                                             Florida
RDP Communications License of Indianapolis, Inc.             Florida
RDP Communications of Indianapolis, Inc.                     Florida
RDP Communications, Inc.                                     Florida
Roberts Broadcasting Company of Albuquerque                  Delaware
S&E Network, Inc.                                            Puerto Rico
South Texas Vision, LLC                                      Texas LLC
Syracuse Minority Television, Inc.                           Delaware
The Infomall TV Network, Inc.                                Delaware
Travel Channel Acquisition Corporation                       Delaware
United Broadcast Group II, Inc.                              Texas
WinStar Christiansted, Inc.                                  Delaware
WinStar Odessa, Inc.                                         Delaware
WinStar Waterville, Inc.                                     Delaware

(1) 90% interest